                                                         Exhibit (10)(iii)(A)3


















                             THE AT&T
           SENIOR MANAGEMENT INDIVIDUAL LIFE INSURANCE
                             PROGRAM










                         January 1, 1987






























                                                 Revised 12/1/94
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                        TABLE OF CONTENTS






                                                                         PAGE
                                                                         ____

PROGRAM OVERVIEW ......................................................... 1

ELIGIBILITY .............................................................. 1

COVERAGE ................................................................. 1

INSURABILITY ............................................................. 1

PREMIUM SHARING/BENEFIT SHARING .......................................... 2

PREMIUM PERIOD ........................................................... 2

PREMIUM AMOUNT ........................................................... 2

PREMIUM WAIVERS .......................................................... 2

OWNERSHIP ................................................................ 3

CASH VALUE ............................................................... 3

CASH AVAILABILITY ........................................................ 3

SECURED BENEFIT .......................................................... 3

EARLY RETIREMENT, TERMINATION OR DEMOTION ................................ 4

CONTRACTUAL AGREEMENT .................................................... 4

TAXES .................................................................... 4

ENROLLMENT ............................................................... 5
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                        ENROLLMENT PACKAGE
PROGRAM OVERVIEW

The Senior Management Individual Life Insurance Program (SMILIP) is an arrangement where the Company and you purchase a permanent life insurance policy on your life and share the premium payment. If you die while AT&T is still a party to the policy, typically before you reach age 65, the death benefit is also shared between the Company and your designated beneficiary. This type of arrangement this known in the insurance industry as "Split Dollar." After attaining age 65 or if later, 10 years (in some cases it may be longer to avoid violation of the Internal Revenue Service Regulations
Section 7702 guidelines) from the date of issuance of this policy, the Company will recoup its premium payments from the cash value build-up in the policy and cease to have any interest in the policy. The remaining cash value will be sufficient to give you a "paid-up" death benefit after attaining normal retirement age, i.e., all premiums will cease and the death benefit of the policy will be secured for the designated beneficiary with no further cost to you.

At the time of enrollment your death benefit will be, at your option, one or one-and-one-half times base salary. Your death benefit will increase annually at 7% to approximate assumed growth in base salary over an extended period of time. The premium cost to you will also increase to reflect your increasing age as well as the increased death benefit. The Company will pay a significant portion of the premium (see the attached illustration). Over time, the Company portion of the premium will decrease.

Although this arrangement is primarily designed to pay a benefit upon your death, there is also a cash value build-up occurring coincident with the premium payments that continues after the premium payments cease. Once sufficient funds have accumulated and the Company no longer has an interest in the policy, because it has recouped its premiums, you have the option to use some or all of the remaining cash in lieu of some or all of the death benefit.

ELIGIBILITY

SMILIP is for AT&T Senior Managers. Employees who are promoted or hired into Senior Management are immediately eligible to enroll in this program.

COVERAGE

Once you select the amount of coverage (one or one-and-one half times base salary), the death benefit will automatically increase 7% on January 1 of each year to approximate salary increases. Periodically over the life of the policy this amount may be adjusted by the Company to more closely approximate your actual salary.

INSURABILITY

If you enroll within 60 days of becoming a Senior Manager, you are guaranteed to be insured. You may lower your coverage, e.g., one-and-one-half times to one times at any point after enrollment. If you choose to delay enrollment or later choose to increase coverage, e.g., one times to one-and-one-half times, proof of insurability may be required at that time before a policy can be written or coverage increased. If you are on disability (i.e., receiving Sickness and Disability Benefits) at the time of eligibility, enrollment must be delayed until you return to work.
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PREMIUM SHARING/BENEFIT SHARING

SMILIP has its origin in what the insurance industry calls a "Split Dollar" program. The term "Split Dollar" insurance comes from a concept of the Employer and the Employee sharing the premium payment on a life insurance policy on the employee. At age 65 or if later, 10 years (in some cases it may be longer to avoid violation of the Internal Revenue Service Regulations Section 7702 guidelines) from the date of issuance of the policy, the Company's aggregate premiums are returned from a "special" cash value built into the policy expressly for this purpose. Should you die before the Company's aggregate premiums are returned, death benefit payments are made to both the Company and your beneficiary. However, the benefit the Company receives DOES NOT REDUCE THE DEATH BENEFIT PAID TO YOUR BENEFICIARY. After the Company's aggregate premiums are returned, the Company no longer has an interest in the policy. At that time you will have a "paid up" permanent life insurance policy with a cash value that can be made available to you at your option.

EXAMPLE:*
               Sample Senior Manager's Program
                      Current  Age   50
                            Annual Premium               Cash Value
Attained     Death       Senior                   Senior
Age          Benefit     Manager     Company      Manager        Company
50          $200,000     $   880     $17,090            0     $   14,350
55           280,500       1,740      16,232   $   15,700        101,000
60           393,400       4,092      13,878       85,350        178,500
64           515,700       5,364      12,606      195,700        231,000
65#          515,700           0           0      203,800              0

* This example is for illustrative purposes only and assumes a 7% annual growth in death benefit (assumed base salary) and an 8% yield on investment for the cash value. The yield on investment is not guaranteed.

# At normal retirement the death benefit becomes constant, premiums cease, the Company's aggregate premiums are returned and your cash value may continue to grow.

PREMIUM PERIOD

SMILIP is designed for premiums to be extended over a period of time to ease the impact on cash flow to both you and the Company. This period is normally from the time of your enrollment until you reach age 65, however, premiums must be paid for a minimum of 10 years (in some cases it may be longer to avoid violation of the Internal Revenue Service Regulations Section 7702 guidelines). Therefore, if you enroll in the program after age 55, you and the Company will continue premium contributions until the minimum is reached.

PREMIUM AMOUNT

Included as an attachment are two personal illustrations (one times and one-and-one-half times your base salary coverage). The policy, when issued, will be based on illustration that you elect. These illustrations show the Company's as well as your annual premiums through the life of the policy.

PREMIUM WAIVERS

There are no Premium Waivers associated with this policy.
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OWNERSHIP

There are three options:

     SENIOR MANAGER AS OWNER
     All paperwork should be signed by Senior Manager as proposed insured and owner.

     OWNER AT ENROLLMENT IS NOT THE SENIOR MANAGER
     Another option is for you not to take ownership, but rather another, i.e., individual, trust, etc., apply for ownership of the policy. It is of particular importance that if the owner of the policy is not you, the owner must sign as the "Applicant/Owner" and you must sign the application as the "Proposed Insured".

     TRANSFER OF OWNERSHIP
     The owner of this policy may subsequently transfer ownership to another, i.e., an individual, trust, etc. Please contact Executive Human Resources at 908 221-4444 for the necessary forms and/or information.

     SINCE OWNERSHIP HAS LONG TERM AND/OR IRREVOCABLE IMPLICATIONS, WE URGE YOU TO CONSULT WITH AN ATTORNEY AND/OR TAX ADVISOR BEFORE MAKING THIS DECISION.

     CASH VALUE

     This program is designed to provide you with a pre- and post-retirement death benefit. However, in addition to the death benefit, there is a cash value build-up. That is, part of each premium is placed in an "investment fund" to earn income. Investment earnings beyond the amounts necessary to increase the death benefit (as your salary increases) build on a tax advantaged basis in the policy.

     CASH AVAILABILITY

     CASH BUILD-UP

     Your share of the cash build-up will not begin until several years into the policy but will build quickly after that. As with any cash amount, the longer it is left intact the greater the amount will be.

     LOANS

     The cash value attributed to you may be withdrawn in the form of a loan after the Company no longer has an interest in the policy. There are certain restrictions and tax implications associated with a loan. We suggest that you speak with your financial counselor/tax advisor before taking such a step.

     INCOME STREAM OR LUMP SUM

     It is possible, after retirement, to convert all or any portion of the policy from a death benefit to either an income "stream" (i.e., an annuity) or a lump sum cash payout. The extent to which you convert to income or cash will cancel or reduce the valuable death benefit. Once you convert, it is not possible to re-establish the original death benefit.

     SECURED BENEFIT

     Changes to the tax law over the years have required more and more of the Senior Management benefit programs to be paid from Company operating income.
                          -3-
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     SMILIP allows the Company to contribute towards the cost of this program on a timely basis while securing the benefit payment from a third party (the insurance company).

     EARLY RETIREMENT, TERMINATION OR DEMOTION

     If, at retirement, you are "Pension Eligible" (i.e., you retire on a Service or Disability Pension under the AT&T Management Pension Plan, or with a Disability Allowance or Minimum Retirement Benefit under the AT&T Senior Management Long Term Disability and Survivor Protection Plan) and before age 65, the death benefit will continue to increase until age 65. Both you and the Company will continue to pay premiums until you reach age 65 or if later, 10 years-(in some cases it may be longer to avoid violation of the Internal Revenue Service Regulations Section 7702 guidelines) from the date of issuance of the policy. At that time the premiums will cease and the Company's aggregate premiums will be returned to the Company. If you leave the Company and engage in competitive activity as determined by AT&T, the process will be the same as with retirement/termination without being Pension Eligible or demotion.

     If you separate from the Company without being Pension Eligible or are demoted to a non Senior Manager position, the Company's aggregate premiums will be immediately returned to the Company. You can, at your option, either maintain the policy by continuing to pay the total premium, i.e., both your amount and the amount previously paid by the Company, use the remaining cash value (if any) to buy paid up life insurance, or withdraw any remaining cash value and cancel the policy.

     CONTRACTUAL AGREEMENT

     One of the unique aspects of this insurance policy is the existence of a contract between you and AT&T. This agreement has no relationship to employment or any other benefit but rather defines the responsibilities of both the Company and you in the operation of the policy. You will own the policy and determine who beneficiary. The Company will hold the policy and have a "Collateral Assignment" from the owner (you or another you name) entitling AT&T, as long as it has a collateral interest in the policy, to an amount equal to its premiums paid. This document is a legal agreement and as such includes a significant amount of detail and warrants your careful review before signing. Although somewhat unique to life insurance, a collateral assignment is similar in context to an automobile loan where the car becomes "collateral" for the money lent to buy it. In this case, a portion of the value and benefit of the policy is the collateral the Company receives for contributing premium payments to "buy" the life insurance policy. The agreement is satisfied when the premium paid by the Company is returned. Some of the major sections of the agreement are:

                    - Description of the policy
                    - How the premiums are paid
                    - How the proceeds are paid
                    - How the agreement terminates
                    - Claims procedure
                    - Description of the assignment

          The Agreement is included with this package.

TAXES

Split Dollar life insurance policies have been in existence for decades. The IRS has issued several rulings over this period which treat these policies favorably from a tax perspective. However, the Company does not assure any particular tax treatment and recommends that you review your own situation with your personal attorney and/or tax advisor.
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ENROLLMENT

Included with this package are the documents required for enrolling in the Senior Management Individual Life Insurance Program. The Application Form while appearing lengthy requires, for our purposes, just a few basic pieces of information, as does the Beneficiary Designation form. Both of these documents include instructions on how to complete. The Collateral Assignment requires signatures only.























































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